Exhibit 10.20

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the “Amendment”) by and among CENTERPOINT 800 LLC, a Delaware limited liability company (“800 Centerpoint”), CENTERPOINT 1000 LCC, a Delaware limited liability company (“1000 Centerpoint”) and INNOTRAC CORPORATION, a Georgia corporation (“Tenant”) is made as of the 10th day of August, 2006 (the “Execution Date”).

WHEREAS, 800 Centerpoint and Tenant are parties to a lease dated August 16, 2004 as amended by a First Amendment to Lease Agreement dated May 1, 2005 (collectively the “Lease”) which Lease demises approximately 118,722 square feet (the “800 Centerpoint Premises”) in the building known as 800 Centerpoint Boulevard in New Castle County, Delaware (the “800 Centerpoint Building”);

WHEREAS, 800 Centerpoint, 1000 Centerpoint and Tenant desire to further amend the Lease for purposes of having 1000 Centerpoint lease to Tenant approximately 50,000 square feet (the “1000 Centerpoint Premises”) in the building known as 600 Centerpoint Boulevard, New Castle County, Delaware (the “1000 Centerpoint Building”), which 1000 Centerpoint Premises is more fully described on the plan constituting Exhibit “A”, in lieu of and substitution for the 800 Centerpoint Premises; and

THEREFORE, for good and valuable consideration, receipt of which is acknowledged, intending to be legally bound, 800 Centerpoint, 1000 Centerpoint and Tenant agree as follows:

1.    800 Centerpoint Surrender Date. Upon the occurrence of the 800 Centerpoint Surrender Date (as hereinafter defined): (i) the Leased Premises shall mean and refer to and consist of the 1000 Centerpoint Premises and the Landlord shall mean and refer to 1000 Centerpoint and the Building shall mean and refer to the 1000 Centerpoint Building; and (ii) the 800 Centerpoint Premises shall no longer constitute the Leased Premises and 800 Centerpoint shall no longer be the Landlord and the 800 Centerpoint Building shall no longer be the Building. Provided that La-Z-Boy (as hereinafter defined) does not impede its relocation activities, Tenant shall vacate the 800 Centerpoint Premises by no later than September 24, 2006 (the “800 Centerpoint Surrender Date”) and shall leave such space in clean condition and otherwise in accordance with the requirements of the Lease. Any failure of Tenant to vacate the 800 Centerpoint Premises by the 800 Centerpoint Surrender Date shall constitute an event of default under the Lease. Effective as of the 800 Centerpoint Surrender Date, the square foot area of the Leased Premises shall be deemed to be Fifty Thousand (50,000) square feet, the total square foot area of the Building shall be deemed to be One Hundred Forty-Two Thousand Three Hundred Twenty-Four (142,324) square feet and Tenant’s proportionate share for all purposes of the Lease including without limitation the allocation of costs set forth in Paragraphs 4, 5 and 6 of the Lease shall refer to the percentage relationship between the foregoing, namely thirty-five and fifty-one one hundredths percent (35.51%).

2.    Lease Term; Real Property. The term of the Lease is hereby extended until October 31, 2007 (the “Termination Date”). Effective as of the 800 Centerpoint Surrender Date the Real Property shall consist of the lot or parcel of land known as 600 Centerpoint Boulevard, New Castle County, Delaware more fully described in Exhibit “B”.

3.    Basic Rental; Tenant Relocation Costs. Until the occurrence of the 800 Centerpoint Surrender Date Tenant shall pay Basic Rental as currently set forth in the Lease. Effective as of the 800 Centerpoint Surrender Date, Basic Rental shall be due in the amount of Sixteen Thousand Four Hundred Fifty-Eight Dollars and Thirty-Three Cents ($16,458.33) per month and One Hundred Ninety- Seven Thousand Five Hundred Dollars ($197,500) per annum provided, however, Tenant shall not be required to pay Basic Rental during the first month after the 800 Centerpoint Surrender Date. Tenant shall be solely responsible for the payment of all costs and expenses related to the relocation of its activities to the 1000 Centerpoint Premises including data and cabling costs, if any. However Landlord shall reimburse to Tenant up to $15,000 of its relocation costs incurred in connection with Tenant’s move to the 1000 Centerpoint Premises upon Landlord’s receipt from Tenant of invoices or other evidence reasonably satisfactory to Landlord of Tenant’s incurring of such costs.

4.    Condition of 1000 Centerpoint Premises; Security Deposit. Effective as of the 800 Centerpoint Surrender Date Tenant shall accept the 1000 Centerpoint Premises in its “AS-IS” and “WHERE-IS” condition. Exhibits C and D of the Lease are hereby null and void and of no further force and effect. Promptly after the Execution Date 1000 Centerpoint shall return to Tenant a portion of the Security Deposit in the amount of $7,812.50. 1000 Centerpoint and Tenant acknowledge and agree that upon 1000 Centerpoint’s return of such amount the amount of Tenant’s Security Deposit shall be $15,625. The Security Deposit shall be held and may be utilized as set forth in Paragraph 3C of the Lease.

5.    Option Premises. If Tenant is not then in default under the Lease Tenant shall have the option to rent (the “Option”) an additional 26,800 square feet (the “Option Premises”) [but not a portion of the Option Premises] upon sixty (60) days prior written notice to Landlord. Effective as of the date that any existing tenant(s) vacates the Option Premises the Option Premises shall be deemed a portion of the Leased Premises for all purposes of the Lease and in the event Tenant exercises the Option: (i) Tenant shall pay Basic Rental for the Option Premises at the rate of $3.95 per square foot through the Termination Date and during each Renewal Term (as hereinafter defined) at the rate of $4.30 per square foot; and (ii) Tenant’s proportionate interest for all purposes of the Lease shall be increased from thirty-five and fifty-one one hundredths percent (35.51%) to fifty-three and ninety-six one hundredths percent (53.96%). Tenant shall accept the Option Premises in its “AS-IS” “WHERE-IS” condition.

6.    Renewal Term. Tenant shall have the right to renew the Lease for three (3) renewal terms of one (1) year each (each year period a “Renewal Term”) immediately following the expiration of the initial term or the then pending Renewal Term whichever is applicable upon the same terms, conditions and provisions as set forth in the Lease, save that the annual Basic Rental during each Renewal Term shall be Two Hundred Fifteen Thousand Dollars ($215,000) payable in equal monthly installments of Seventeen Thousand Nine Hundred Sixteen Dollars and Sixty-Eight Cents ($17,916.68) each. Tenant’s right to renew the Lease shall be subject to the conditions that: (i) Tenant provides 1000 Centerpoint with six (6) months prior written notice of each election to renew; and (ii) Tenant is not in default under the Lease at the time of its exercise of its renewal option or as of the commencement of the then applicable Renewal Term. The provisions of Exhibits F and H of the Lease hereby are null and void and of no further force and effect.

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7.    Right of First Offer; Signage. Tenant’s On-Going Right of First Offer set forth in Exhibit G of the Lease is hereby supplemented by the terms of this Paragraph 6. Effective as of the date the Tenant exercises its On-Going Right of First Offer: (i) the premises concerning which Tenant exercises such right; which may not be less than the Option Premises in its entirety (the “ROFO Space”) shall be deemed a portion of the Leased Premises for all purposes of the Lease; (ii) Tenant shall pay Basic Rent for the ROFO Space in the same per square foot amount as for the Leased Premises; and (iii) Tenant’s proportionate interest for all purposes of the Lease shall be proportionally increased. The ROFO Space shall be turned over to Tenant in its “AS-IS” and “WHERE-IS” condition. Effective as of the 800 Centerpoint Surrender Date Exhibit I of the Lease shall be deemed replaced in its entirety by Exhibit “C” which sets forth the location of Tenant’s sign at the 1000 Centerpoint Premises.

8.    Set Up Space; La-Z-Boy Indemnity Agreement. Effective as of the Execution Date Tenant shall make available for access by Montgomeryville Home Furnishings, Inc. t/a La-Z-Boy Furniture Galleries (“La-Z-Boy”) access to the 800 Centerpoint Premises to allow La-Z-Boy to begin to set up its operations in the 800 Centerpoint Premises prior to the 800 Centerpoint Surrender Date. The portion of the 800 Centerpoint Premises which shall be made available to La-Z-Boy is more fully set forth on Exhibit “D” (the “Set Up Space”). Tenant shall not charge either La-Z-Boy or Landlord for La-Z-Boy’s use of the Set Up Space. However within three (3) days after the Execution Date Landlord will provide to Tenant an executed copy of an indemnity agreement from La-Z-Boy concerning its activities in the 800 Centerpoint Premises in favor of Landlord and Tenant (the “La-Z-Boy Indemnity Agreement”). The La-Z-Boy Indemnity Agreement shall be in the form attached as Exhibit “E”.

9.    Brokers. Tenant represents and warrants to 800 Centerpoint and 1000 Centerpoint that it has not employed, dealt with or negotiated with any broker or agent other than McConnell Johnson Real Estate Company, LLC (“McConnell”) and CB Richard Ellis, Inc. (“CBREI”) in connection with this Amendment. Tenant agrees to indemnify, defend and hold 800 Centerpoint and 1000 Centerpoint harmless from and against any and all demands, actions, loss, damage or liability, including, without limitation, attorneys’ fees, to which 800 Centerpoint or 1000 Centerpoint may now or hereafter become subject as a result of a breach by Tenant of its representation contained in the immediately preceding sentence. 800 Centerpoint and 1000 Centerpoint acknowledge any sums due McConnell or CBREI in connection with this Amendment shall be the responsibility of 800 Centerpoint and/or 1000 Centerpoint.

10.    Miscellaneous.

(a)    In the event any of the terms of this Amendment are inconsistent with the terms of the Lease, the terms of this Amendment shall take precedence.

(b)    All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in the Lease. This Amendment may be signed in counterparts.

(c)    All of the recitals set forth above are hereby ratified and confirmed by 800 Centerpoint, 1000 Centerpoint and Tenant and incorporated herein by reference.

(d)    The individual signing below on behalf of the Tenant represents that she/he has the authority and power to bind Tenant.

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(e)    The submission by 800 Centerpoint and 1000 Centerpoint to Tenant of this Amendment shall have no binding force or effect, nor confer any rights or impose any obligations upon either party until the execution thereof by 800 Centerpoint and 1000 Centerpoint and the delivery of an executed original copy thereof to Tenant.

(f)    All of the terms, conditions and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Amendment. All exhibits referred to in this Amendment are attached thereto and incorporated herein by reference.

(g)    800 Centerpoint, 1000 Centerpoint and Tenant hereby ratify and confirm the Lease, which, except as specifically modified herein, shall remain in full force and effect unmodified.

IN WITNESS WHEREOF, the parties have executed this Amendment the date first above written.

CENTERPOINT 800, LLC, a Delaware limited liability company
By:	/s/ Paul M. McConnell	(Seal)
Paul M. McConnell Managing Member

CENTERPOINT 1000, LLC, a Delaware limited liability company
By:	/s/ Paul M. McConnell	(Seal)
Paul M. McConnell Managing Member

INNOTRAC CORPORATION, a Georgia corporation

By:	/s/ Robert Toner	(Seal)
Name: Robert Toner Title: VP of Logistics

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EXHIBIT “A”

Floor Plan of 1000 Centerpoint Premises

EXHIBIT “B”

Legal Description of 1000 Centerpoint Site

Parcel Nos. 21-013.00-116 & 117 Microfilm/Plan No. 13752 Prepared by/Return to: Donald Nelson Isken, Esquire Morris, Nichols, Arsht & Tunnell P.O. Box 1347 Wilmington, DE 19899-1347

THIS DEED, Made this 12th day of March, Nineteen hundred ninety-nine (1999)

BETWEEN,	K/M CENTERPOINT LAND DEVELOPMENT CORPORATION, a Delaware corporation, party of the first part,

AND	CENTERPOINT 1000, LLC, a Delaware limited liability company, party of the second part;

WITNESSETH, That the said party of the first part, for and in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00) lawful money of the United States of America, the receipt whereof is hereby acknowledged, hereby grants and conveys unto the said party of the second part, its successors and/or assigns, in fee,

ALL that certain lot, piece or parcel of land, with the improvements thereon, situate in the City of New Castle, New Castle County and State of Delaware, being Parcel 5A as shown on the Record Minor Subdivision Plan for CENTERPOINT BUSINESS COMPLEX, Parcel 5 and Part of Parcel 3, prepared by Karins and Associates, Professional Engineers and Land Surveyors, dated November 20, 1996 and recorded January 22, 1997 in the Office of the Recorder of Deeds in and for New Castle County and State of Delaware at Microfilm No. 13076, and being more particularly bounded and described as follows, to-wit:

BEGINNING at a point on the southeasterly side of Centerpoint Boulevard (60.00 feet wide R/W), a common corner for the herein described property and Parcel 4 (Building 400); thence, from said point of Beginning, leaving said southeasterly side of Centerpoint Boulevard along lands of said Parcel 4 (Building 400), the following two (2) described courses and distances: (1) South 23 degrees 56 minutes 17 seconds East, 416.62 feet to a point, and (2) North 66 degrees 03 minutes 43 seconds East, 369.85 feet to a point, a corner in common with Parcel 5B (Building 1600); thence, along lands of said Parcel 5B (Building 1600), South 01 degree 02 minutes 32 seconds East, 482.98 feet to a point, a corner in common with Private Open Space (Stormwater Management Area); thence, along lands of said Private Open Space, South 88 degrees 57 minutes 28 seconds West, 414.41 feet to a point, a corner in common with Parcel 3 (Building 800); thence, along lands of said Parcel 3 (Building 800), the following two (2) described courses and distances: (1) North 01 degree 02 minutes 32 seconds West, 307.97 feet to a point, and (2) North 23 degrees 56 minutes 17 seconds West, 403.54 feet to a point along the aforementioned southeasterly side of Centerpoint Boulevard; thence, thereby, northeasterly along a 1722.54 feet radius curve to the right, said curve having a chord bearing of North 56 degrees 46 minutes 34 seconds East and a chord distance of 81.06 feet, an arc distance of 81.07 feet to the point and place of Beginning.

BEING A PART OF the same lands and premises which Hoover Universal, Inc., by Deed dated September 28, 1989 and recorded June 30, 1993 in the Office of the Recorder of Deeds in and for New Castle County and State of Delaware at Deed Record Book 1547, Page 283, did grant and convey unto K/M Centerpoint Land Development Corporation.

UNDER AND SUBJECT to all applicable covenants, conditions, easements, rights-of-way, reservations, restrictions, and agreements of record in the Office of the Recorder of Deeds in and for New Castle County and State of Delaware, including but not limited to notes and conditions as shown and set forth on the aforementioned Record Minor Subdivision Plan for Centerpoint Business Complex, Parcel 5 and Part of Parcel 3, dated November 20, 1996 and recorded January 22, 1997 at Microfilm No. 13076, as said plan has been superseded in part by the Record Minor Subdivision Plan of Parcels 2A, 2C, 3, 4, 5A, Private Open Space and Airport Holdings Parcel, Centerpoint Business Park, dated December 29, 1998 and recorded January 22, 1999 at Microfilm No. 13752.

TOGETHER with all and singular the tenements, hereditaments, and appurtenances thereunto belonging, or in any wise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, claim and demand whatsoever of it, the said party of the first part, as well at law as in equity or otherwise howsoever, of, in and to the same and every party thereof, RESERVING and SUBJECT to as aforesaid.

EXHIBIT “C”

Location of Tenant’s Sign at 1000 Centerpoint Boulevard

EXHIBIT “D”

Location of Set Up Space

EXHIBIT “E”

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (the “Agreement”) is dated as of the _____ day of August, 2006 and is made and entered into by MONTGOMERYVILLE HOME FURNISHINGS, INC., a Delaware corporation t/a La-Z-Boy Furniture Galleries (“La-Z-Boy”).

WHEREAS, Centerpoint 800, LLC, a Delaware limited liability company (“Centerpoint 800”) and Innotrac Corporation, a Georgia corporation (“Innotrac”) are parties to a lease dated August 16, 2004 as amended to date (collectively the “Lease”) which Lease demises certain premises (the “800 Centerpoint Innotrac Premises”) in the building known as 800 Centerpoint Boulevard in New Castle County, Delaware (the “800 Centerpoint Building”);

WHEREAS, Centerpoint 800 is the process of relocating from the 800 Centerpoint Innotrac Premises to new premises (the “1000 Centerpoint Premises”) in the building known as 1000 Johnson Way, New Castle County, Delaware;

WHEREAS, Centerpoint 800 and La-Z-Boy are parties to a lease dated as of August __, 2006 (the “La-Z-Boy Lease”) pursuant to which La-Z-Boy will occupy premises in the 800 Centerpoint Building (the “La-Z-Boy Premises”) which includes a portion of the 800 Centerpoint Innotrac Premises;

WHEREAS, La-Z-Boy has requested that it be granted early access to the La-Z-Boy Premises prior to the complete relocation of Innotrac from the 800 Centerpoint Innotrac Premises to the 1000 Centerpoint Premises (the “Innotrac Relocation”) in order to allow La-Z-Boy to begin its fit-out of the La-Z-Boy Premises (the “La-Z-Boy Fit Out”);

WHEREAS, Centerpoint 800 and Innotrac are willing to provide La-Z-Boy such access to the La-Z-Boy Premises so long as La-Z-Boy agrees to indemnify and hold harmless Centerpoint 800 and Innotrac in the manner set forth herein;

THEREFORE, for good and valuable consideration, receipt of which is acknowledged, intending to be legally bound, La-Z-Boy hereby agrees as follows:

1.    Recitals. The foregoing recitals are hereby incorporated into the body of this Agreement.

2.    Indemnity. La-Z-Boy shall defend, indemnify and hold harmless Centerpoint 800 and Innotrac and their respective agents, representatives, and employees (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted by reason of La-Z-Boy and its employees, agents, service providers, suppliers and invitees (collectively, the La-Z-Boy Parties”) being permitted access to the La-Z- Boy Premises prior to the Innotrac Relocation excluding those arising from the negligence or willful misconduct of the Indemnified Parties but including without limitation La-Z-Boy’s use and occupancy of the La-Z-Boy Premises or any other portion of the 800 Centerpoint Building or the real property on which it is located (collectively, the “Property”) and/or any accident, injury or damage to any person or property resulting therefrom occurring in, on or about the La-Z-Boy Premises or any other portion of the Property.

3.    La-Z-Boy Activities. All of the activities of the La-Z-Boy Parties in connection with the La-Z-Boy Fit Out shall be subject to such rules and regulations as Centerpoint 800 shall reasonably establish (including without limitation concerning the hours of the La-Z-Boy Fit Out; responsibilities for clean up; and limitations on the extent of third party invitees). The La-Z-Boy Parties shall conduct all activities in connection with the La-Z-Boy Fit Out (collectively, the “La-Z-Boy Fit Out Activities”) in such a manner so as not to interfere with the activities of 800 Centerpoint and/or Innotrac. In no event shall any of the La-Z-Boy Fit Out Activities be of such a nature as would be contrary to the insurance requirements established by Centerpoint 800’s insurer. Prior to the date the La-Z-Boy Fit Out Activities commence La-Z-Boy shall provide Centerpoint 800 and Innotrac with evidence of insurance in form and substance reasonably satisfactory to Centerpoint 800 and Innotrac concerning the La-Z-Boy Fit Out Activities naming Centerpoint 800 and Innotrac as additional insureds.

4.    Legal Defense. La-Z-Boy shall provide each of the Indemnified Parties at La-Z-Boy’s sole cost and expense, a legal defense for all claims for which indemnification is provided under Paragraph 2 of this Agreement. All aspects of the litigation and defense in connection with such claim including, without limitation, the selection of counsel in all pleadings filed in connection therewith shall be subject to the approval of the Indemnified Parties which approval shall not be unreasonably withheld.

5.    Ratification of La-Z-Boy Lease. Notwithstanding anything contained in this Agreement to the contrary in no event shall the terms of this Agreement serve to limit or modify any of the terms and conditions of the La-Z-Boy Lease all of which terms and conditions are hereby ratified by La-Z-Boy in their entirety.

6.    Miscellaneous. This Agreement may be modified only by a written instrument signed by the party hereto, and no waiver of any provisions of this Agreement shall be effective unless expressed in a writing signed by the party to be charged. The validity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision is held to be unenforceable as a matter of law, the other provisions of this Agreement shall not be affected thereby and shall remain in full force and affect. This Agreement may be executed in any number of counterparts each of which counterparts when so executed and delivered shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement. This Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the party hereto has executed this Indemnity Agreement the day and year first above written.

MONTGOMERYVILLE HOME FURNISHINGS, INC.

By:		(Seal)
Name:
Title: